UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 25, 2011

VIROPHARMA INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	0-021699	23-2789550
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

730 STOCKTON DRIVE, EXTON, PENNSYLVANIA 19341

(Address of Principal Executive Offices including Zip Code)

(610) 458-7300

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On May 25, 2011, ViroPharma Incorporated (“ViroPharma”) and Norwich Pharmaceuticals, Inc. (“NPI”) entered into the Second Amendment to Project Agreement No. 2 (the “Amended Project Agreement”), related to the manufacture and packaging of Vancocin capsules finished product (the “Product”). The Amended Project Agreement contains the general ordering and commercial supply terms and conditions as well as the specific economic terms for purchase of the Product including price. Under the Amended Project Agreement, the term was extended to August 31, 2016 from August 7, 2011 and the parties agreed to revised pricing and customary termination terms. In addition, ViroPharma agreed to pay NPI a minimum annual amount for each calendar year during the term of the agreement if an abbreviated new drug application for a generic version of the Product is approved during the term of the Amended Project Agreement.

ViroPharma intends to file a copy of the Agreement as an exhibit to the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2011 with portions omitted and filed separately with the Securities Exchange Commission pursuant to a request for confidential treatment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIROPHARMA INCORPORATED

Date: May 31, 2011	By:	/s/ J. Peter Wolf
J. Peter Wolf
Vice President, General Counsel and Secretary